EXHIBIT 4.32

                               Fifth Amendment to
                              Amended and Restated
                       Agreement of Limited Partnership of
                 Geodyne Institutional/Pension Energy Income
                             Limited Partnership P-5


     This Fifth Amendment to Amended and Restated Agreement of Limited Partnership of Geodyne Institutional/Pension Energy Income Limited Partnership P-5 (the "Partnership") is entered into by and between Geodyne Resources, Inc. ("Resources"), a Delaware corporation, as successor General Partner, Geodyne Institutional Depositary Company ("Depositary"), a Delaware corporation, as the Limited Partner, and all Substituted Limited Partners admitted to the Partnership.

     WHEREAS, on October 27, 1989, Geodyne Properties, Inc. ("Properties"), as General partner, and Depositary executed and entered into that certain Agreement and Certificate of Limited Partnership of the Partnership (the "Agreement"); and

     WHEREAS, on February 26, 1990, Properties and Depositary executed and entered into that certain PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-5 Amended and Restated Agreement of Limited Partnership (the "Amended and Restated Agreement"); and

     WHEREAS, on February 25, 1993, Properties executed and entered into that First Amendment to the Amended and Restated Agreement whereby it changed (i) the name of the Partnership from "PaineWebber/Geodyne Institutional/Pension Energy Income Limited Partnership P-5" to "Geodyne Institutional/Pension Energy Income Limited Partnership P-5", (ii) the address of the Partnership's principal place of business, and (iii) the address for the Partnership's agent for service of process; and

     WHEREAS, on August 4, 1993, Properties executed and entered into that Second Amendment to the Amended and Restated Agreement whereby it amended certain provisions to (i) expedite the method of accepting transfers of Unit Holders' Units in the Partnership and (ii) provide for an optional right of repurchase/redemption which may be exercised by the Unit Holders; and

     WHEREAS, on August 31, 1995, Properties executed and entered into that Third Amendment to the Amended and Restated Agreement whereby it amended certain provisions to allow transfers of Units facilitated through a matching service to the extent that such transfers otherwise comply with Internal Revenue Service transfer regulations applicable to non-permitted transfers for non-publicly traded limited partnerships; and

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     WHEREAS, on July 1, 1996, Resources, as successor via merger to Properties, executed and entered into, as General Partner, that certain Fourth Amendment to the Amended and Restated Agreement whereby it amended certain provisions to provide that Resources, as successor via merger to Properties, is the General Partner of the Partnership; and

     WHEREAS, Section 11.1 of the Amended and Restated Agreement provides that the general partner of the partnership (the "General Partner") may, without prior notice or consent of any Unit Holder (as defined in the Agreement), amend any provision of this Amended and Restated Agreement if, in its opinion, such amendment does not have a material adverse effect upon the Unit Holders; and

      WHEREAS, Section 2.4 of the Agreement provides that the Partnership shall continue in full force and effect until December 31, 2005, provided that the General Partner may extend the term of the Partnership for up to five periods of two years each if it believes each such extension is in the best interests of the Unit Holders or until dissolution prior thereto pursuant to the provisions of the Agreement, and

      WHEREAS, Resources as General Partner has elected to extend the life of the Partnership an additional two years.

      NOW,  THEREFORE,  in  consideration  of  the  covenants,   conditions  and
agreements herein contained, the parties hereto hereby agree as follows:

      Section 2.4. is hereby amended and restated as follows:

                  The  Partnership  shall  continue  in force and  effect  until
            December 31, 2007, provided that the General Partner may extend the term of the Partnership for up to four periods of two years each if it believes such extension is in the best interests of the Unit Holders, or until dissolution prior thereto pursuant to the provisions hereof.


       IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the 27th day of October, 2005.

                                       Geodyne Resources, Inc.
                                       as General Partner

                                       By:  //s// Dennis R. Neill
                                            ----------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Institutional
                                       Depositary Company,
                                       as the Limited Partner

                                       By:  //s// Dennis R. Neill
                                            ----------------------
                                            Dennis R. Neill
                                            President

                                       Geodyne Resources, Inc.,
                                       as Attorney-in-Fact for all
                                       Substituted Limited Partners

                                       By:  //s// Dennis R. Neill
                                            ----------------------
                                            Dennis R. Neill
                                            President


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